SUPPLEMENT TO MANAGEMENT AGREEMENT

                             MONTGOMERY SELECT 50 PORTFOLIO




                                                  Date: January 30, 1998



Endeavor Management Co.
Managing Partner
Endeavor Investment Advisers
Suite 300
2101 East Coast Highway
Corona del Mar, California  92625


Ladies and Gentlemen:


         Endeavor Series Trust (the "Trust"), a Massachusetts business trust created pursuant to an Agreement and Declaration of Trust filed with the Secretary of State of The Commonwealth of Massachusetts, herewith supplements its Management Agreement (the "Agreement") dated November 23, 1992 with Endeavor Investment Advisers, a California general partnership (the "Manager"), as follows:

         1. Investment Description; Appointment. Pursuant to Section 1 of the Agreement the Trust hereby notifies the Manager that it has established one additional investment portfolio (the "New Investment Portfolio"), namely the SELECT 50 PORTFOLIO and that the New Investment Portfolio should be included as "Portfolios" as that term is defined in the Agreement.

         2. Limitation of Liability. A copy of the Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as trustees and not individually and that the obligations of this Agreement are not binding upon the Trustees or holders of shares of the Trust individually but are binding only upon the assets and property of the Trust.



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Endeavor Management Co., Managing Partner
Endeavor Investment Advisers
Page 2


         If the foregoing is in accordance with your understanding, kindly indicate your acceptance hereof by signing and returning to us the enclosed copy hereof.

                                      Very truly yours,

                                      ENDEAVOR SERIES TRUST



                                      By: /s/Vincent J. McGuinness, Jr.
                                          -----------------------------
                                          Authorized Officer



Accepted:


ENDEAVOR INVESTMENT ADVISERS




By:      Endeavor Management Co.,


         Managing Partner






By:      /s/Vincent J. McGuinness C.E.O.
         -------------------------------
         Authorized Officer




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                                    AMENDMENT TO
                                     SCHEDULE A




SELECT 50 PORTFOLIO                 1.10% of average daily net assets




ENDEAVOR INVESTMENT ADVISERS             ENDEAVOR SERIES TRUST



By:      Endeavor Management Co.,
         Managing Partner






By: /s/Vincent J. McGuinness             By: /s/Vincent J. McGuinness, Jr.
        ------------------------         ---------------------------------
        Chairman                         President

Date: January 30, 1998                   Date: January 30, 1998









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